EXHIBIT 99.13

                         SPECTRUM ORGANIC PRODUCTS INC.

News Release                                              Contact: Andrea Proulx
For Immediate Release                                     ----------------------
---------------------                                     707-778-8900 ext. 3101
                                                     andreap@spectrumorganic.com


Spectrum Organic Products Reports Record Quarterly Sales
--------------------------------------------------------

PETALUMA, CA (May 6, 2005) Spectrum Organic Products, Inc. (OTCBB-SPOP.OB) reported that net sales for the three months ended March 31, 2005 reached a new quarterly record for the company of $13,243,000 compared to net sales of $12,733,100 for the same period of the prior year, a growth rate of 4 percent(1). The improved sales performance was primarily attributable to increased consumer awareness of the importance of healthy oils to overall health and nutrition. Additionally, many food manufacturers continued their push to eliminate partially hydrogenated oils from their products, which drove the company's industrial sales higher.

Spectrum reported net income for the quarter of $29,800 versus a net loss of $109,000 for the first quarter of 2004, which was primarily attributable to improved margins in the company's Spectrum Essentials(R) brand of nutritional supplements as a result of lower costs for organic flaxseed. Also contributing to the improved profitability in 2005 was increased sales of private label products largely due to a new relationship with a major specialty retailer. Partially offsetting those favorable trends were higher costs for certain key raw materials, such as olive oil and canola oil, in the Company's Spectrum Naturals(R) brand of culinary products.

Management believes that earnings before interest, taxes, depreciation and amortization (EBITDA)(2) is an important measure of its financial performance. For the three months ending March 31, 2005 Spectrum reported EBITDA of $341,000 versus EBITDA of $40,600 for the first quarter of 2004. The increase in 2005 was primarily attributable to increased gross profit in the Spectrum Essentials(R) and private label product lines.

"Our first quarter sales were an all-time record, with moderate growth delivered in all three of the company's business segments," said Neil G. Blomquist, Spectrum CEO. "We also managed to deliver a small profit for the quarter, despite heavy sales and marketing expenses associated with the Expo-West trade show held in March and the shutdown of our Iowa manufacturing facility for equipment upgrades during March."

Spectrum Organic Products, Inc. is a leading marketer of natural and organic culinary oils, vinegar, condiments and butter substitutes under the Spectrum Naturals(R) brand and essential fatty acid nutritional supplements under the Spectrum Essentials(R) brand. The company also produces and sells a wide range of industrial oils, vinegar and nutritional ingredients to other manufacturers through its Spectrum Ingredients Division. All of the company's products feature healthy oils that are free from hydrogenation and genetically modified organisms.

"Safe Harbor" statements under the Private Securities Act of 1995: The statements contained in this release, which are not historical facts, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by the forward-looking statements. These risks and uncertainties are described in the company's Securities and Exchange Commission filings under the symbol "SPOP.OB".


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(1) Net sales by business segment for the three month periods ended March 31,
2005 and 2004 are summarized as follows:

                                                     2005          2004    % Change
                                                 -----------   ----------- --------
Spectrum Naturals(R) Culinary Products           $ 6,041,800   $ 5,817,600    +4%
Spectrum Essentials(R) Nutritional Supplements     2,772,700     2,668,800    +4%
Spectrum Ingredients/Private Label                 4,428,500     4,246,700    +4%
                                                 -----------   -----------    ---
Total Net Sales                                  $13,243,000   $12,733,100    +4%
                                                 -----------   -----------    ---


(2) The reconciliation of net income to EBITDA for the three month periods ended March 31, 2005 and 2004 is summarized as follows:

                                                           2005            2004
                                                      ---------       ---------
Net Income (Loss)                                     $  29,800       $(109,000)
Provision (Benefit) for Income Taxes                     19,900         (72,600)
Interest Expense                                        133,900          74,000
Depreciation and Amortization Expense                   157,400         148,200
                                                      ---------       ---------
EBITDA                                                $ 341,000       $  40,600
                                                      ---------       ---------


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                              SPECTRUM ORGANIC PRODUCTS, INC.
                                      BALANCE SHEETS

                                          ASSETS
                                                                 (Unaudited)
                                                                  March 31,     December 31,
                                                                    2005            2004
                                                                ------------    ------------
Current Assets:
   Cash                                                         $     13,800    $     11,000
   Accounts receivable, net                                        4,700,200       3,799,800
   Inventories, net                                                8,564,600       9,564,800
   Deferred income taxes - current                                   610,200         630,000
   Prepaid expenses and other current assets                         269,900         141,400
                                                                ------------    ------------
Total Current Assets                                              14,158,700      14,147,000

Property and Equipment, net                                        3,929,400       3,990,200

Other Assets:
   Deferred income taxes - long-term                               1,529,500       1,529,500
   Intangible assets, net                                            584,300         584,800
   Other assets                                                      251,300         251,200
                                                                ------------    ------------
Total Assets                                                    $ 20,453,200    $ 20,502,700
                                                                ============    ============

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Bank overdraft                                               $    200,900    $    843,300
   Line of credit                                                  7,103,700       6,984,400
   Accounts payable, trade                                         4,029,900       4,033,800
   Accrued expenses                                                1,474,600         854,100
   Current maturities of term notes payable and capital lease
     obligations                                                     509,900         514,600
   Current maturities of notes payable, related parties              169,500         228,200
                                                                ------------    ------------
Total Current Liabilities                                         13,488,500      13,458,400

Notes payable and capitalized lease obligations, less
  current maturities                                               1,250,000       1,375,000
Notes payable, related parties, less current maturities              332,400         326,200
Deferred rent                                                         33,600          37,000
                                                                ------------    ------------
Total Liabilities                                                 15,104,500      15,196,600
                                                                ------------    ------------
Commitments and Contingencies

Stockholders' Equity:
   Preferred stock, 5,000,000 shares authorized, no shares
       issued or outstanding                                            --              --
   Common stock, no par value, 60,000,000 shares authorized,
       46,444,693 and 46,405,943 issued and outstanding at
       March 31, 2005 and December 31, 2004, respectively          9,644,300       9,631,400
   Accumulated deficit                                            (4,295,600)     (4,325,300)
                                                                ------------    ------------
Total Stockholders' Equity                                         5,348,700       5,306,100
                                                                ------------    ------------
Total Liabilities and Stockholders' Equity                      $ 20,453,200    $ 20,502,700
                                                                ============    ============


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                         SPECTRUM ORGANIC PRODUCTS, INC.
                            STATEMENTS OF OPERATIONS


                                                            (Unaudited)
                                                         Three Months Ended
                                                      March 31,       March 31,
                                                        2005            2004
                                                    ------------    ------------

Net Sales                                           $ 13,243,000    $ 12,733,100

Cost of Goods Sold                                    10,050,600       9,830,400
                                                    ------------    ------------
Gross Profit                                           3,192,400       2,902,700
                                                    ------------    ------------
Operating Expenses:
   Sales and Marketing                                 2,036,600       1,981,900

   General and Administrative                            972,200       1,029,400
                                                    ------------    ------------
   Total Operating Expenses                            3,008,800       3,011,300
                                                    ------------    ------------

Income (Loss) from Operations                            183,600        (108,600)

Other Income (Expense):
   Interest Expense                                     (133,900)        (74,000)

   Other, net                                               --             1,000
                                                    ------------    ------------
Income (Loss) Before Taxes                                49,700        (181,600)

(Provision) Benefit for Income Taxes                     (19,900)         72,600
                                                    ------------    ------------
Net Income (Loss)                                   $     29,800    $   (109,000)
                                                    ============    ============

Basic and Fully Diluted Income (Loss) Per Share     $       0.00    $      (0.00)
                                                    ============    ============

Basic Weighted Average Shares Outstanding             46,423,596      46,275,557
                                                    ============    ============

Fully Diluted Weighted Average Shares Outstanding     47,198,965      46,275,557
                                                    ============    ============


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                         SPECTRUM ORGANIC PRODUCTS, INC.
                            STATEMENTS OF CASH FLOWS


                                                              (Unaudited)
                                                          Three Months Ended
                                                        March 31,      March 31,
                                                          2005           2004
Cash Flows from Operating Activities:                 -----------    -----------
 Net Income (Loss)                                    $    29,800    $  (109,000)
  Adjustments to Reconcile Net Income (Loss) to Net
   Cash Provided by Operating Activities:
  Depreciation and amortization expense                   157,400        148,200
  Provision for inventory obsolescence                     42,500         18,700
  Provision for uncollectible receivables                  16,000         18,800
  Imputed interest on note payable, related party           6,200          5,000
  Revaluation of derivative financial instruments          35,300           --

Changes in Assets and Liabilities:
  Accounts receivable                                    (916,500)      (251,400)
  Inventories                                             957,700      1,246,700
  Other assets                                           (108,800)      (160,000)
  Accounts payable                                        724,700        557,100
  Other liabilities                                      (146,800)      (491,400)
                                                      -----------    -----------
Net Cash Provided by Operating Activities                 797,500        982,700
                                                      -----------    -----------

Cash Flows from Investing Activities:
  Purchase of property and equipment                      (96,100)      (440,300)
                                                      -----------    -----------
Net Cash Used in Investing Activities                     (96,100)      (440,300)
                                                      -----------    -----------

Cash Flows from Financing Activities:
  Decrease in bank overdraft                             (642,400)      (513,800)
  Proceeds from line of credit                          5,825,400      5,483,300
  Repayment of line of credit                          (5,706,000)    (5,168,700)
  Repayment of notes payable, related parties             (58,800)       (70,100)
  Repayment of term notes payable                        (125,000)       (62,500)
  Repayment of capitalized lease obligations               (4,700)       (13,100)
  Proceeds from exercise of stock options                  12,900         13,600
                                                      -----------    -----------
Net Cash Used in Financing Activities                    (698,600)      (331,300)
                                                      -----------    -----------
Net Increase in Cash                                        2,800        211,100

Cash, beginning of the year                                11,000          7,300
                                                      -----------    -----------
Cash, end of the period                               $    13,800    $   218,400
                                                      ===========    ===========
Supplemental Disclosure of Cash Flow Information:
  Cash paid for income taxes                          $      --      $    16,000
  Cash paid for interest                              $   127,000    $    67,700

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